Exhibit 99.1

Twin River Worldwide Holdings to Acquire Three Casinos from Eldorado and Caesars

Adds Eldorado Shreveport Resort and Casino, Mont Bleu Resort Casino & Spa and Bally's Atlantic City Hotel & Casino to Twin River's Portfolio

Transactions Expected to be Immediately Accretive to Earnings

Significantly Advances Ongoing Portfolio Diversification Strategy

PROVIDENCE, R.I., April 24, 2020 /PRNewswire/ -- Twin River Worldwide Holdings, Inc. (NYSE: TRWH) ("Twin River" or the "Company") today announced that it has entered into an agreement with Eldorado Resorts, Inc. ("Eldorado") to acquire Eldorado Shreveport Resort and Casino ("Shreveport") in Shreveport, Louisiana and the Mont Bleu Resort Casino & Spa ("Mont Bleu") in Lake Tahoe, Nevada for an aggregate purchase price of $155 million. Separately, the Company has entered into an agreement with Caesars Entertainment Corporation ("Caesars") and Vici Properties Inc. ("Vici") to acquire Bally's Atlantic City Hotel & Casino ("Bally's") for $25 million in cash. The transactions are expected to be immediately accretive to earnings. The agreed upon purchase prices are subject to customary post-closing adjustments.

Together, these acquisitions significantly expand Twin River's footprint into three additional U.S. states. The three properties combined contain 3,318 slots, 2,092 hotel rooms and 176 tables, in addition to 6,000 square feet of convention space at the Eldorado Shreveport Resort and Casino.

"These acquisitions represent a unique opportunity to continue executing on our expansion and diversification strategy at attractive valuation multiples," commented George Papanier, President and Chief Executive Officer of Twin River. "We see significant opportunities to create cross marketing connections for customers at multiple Twin River locations, and we look forward to applying our proven operating and integration approach to drive incremental revenues and cash flows."

Soo Kim, Chairman of the Twin River Board of Directors, stated, "This is a great deal for Twin River, and diversifies our business across eight states. It reaffirms our commitment to employees, customers and the communities in which we operate that Twin River will be stronger than ever."

Eldorado Transaction

The Company is acquiring Shreveport's operations and real estate and Mont Bleu's operations. It has entered into an amended agreement with Mont Bleu's landlord, including extension of the lease term to the end of 2035.

The Company's proposed acquisition of these properties is subject to FTC approval and is conditioned upon consummation of the merger of Eldorado and Caesars.

The purchase price for these two properties on a combined basis represents an implied trailing twelve-month proforma earnings before interest, taxes, depreciation and amortization ("EBITDA") multiple of approximately 4.1x, excluding any potential impact from cost and revenue synergies.

Caesars Transaction

Twin River's agreement with Caesars and Vici is structured as an asset purchase, covering certain assets of Bally's and the property on which they are operated. The Company will also acquire the license to build out a sports book and launch online sports betting and I-Gaming.

The Bally's purchase price represents an implied trailing twelve-month EBITDA multiple of approximately 2.1x, excluding any potential impact from cost and revenue synergies.

Property Details

•	Shreveport is located in Shreveport, Louisiana. The property consists of approximately 1,400 slots, 54 tables, 403 hotel rooms and 6,000 sf of convention space.

•	Mont Bleu is located in Lake Tahoe, Nevada and features approximately 418 slots, 17 tables and 438 hotel rooms.

•	Bally's is located in Atlantic City, New Jersey, with a prominent location in the center of the Atlantic City boardwalk. The property includes 1,500 slots, 105 tables and 1,251 hotel rooms.

"Despite the uncertainties presented by the current health crisis, we continue to execute our strategy to position Twin River for long-term growth and profitability," Papanier added. "Completion of these transactions will meaningfully enhance our financial profile, while strengthening our presence in a number of key geographic markets."

Transaction Financing

The Company plans to fund the transactions with a combination of cash on hand and the expected upsizing of the Company's existing credit facility.

The Shreveport and Mont Bleu transaction is expected to close in the first half of 2021 and the Bally's transaction is expected to close in late 2020 or early 2021, subject to receipt of FTC and gaming regulatory approvals, financing and other customary closing conditions.

Advisors

Citizens Capital Markets, Inc. and Jones Day were Twin River’s financial and legal advisors.

About Twin River

Twin River Worldwide Holdings, Inc. owns and manages seven casinos, two in Rhode Island, one in Mississippi, one in Delaware, and three casinos as well as a horse racetrack that has 13 authorized OTB licenses in Colorado. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 695 slots and 17 table games combined for its Colorado facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol "TRWH."

Forward-Looking Statements

This communication contains "forward-looking" statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, including future financial and operating results and the Company's plans, objectives, expectations and intentions, legal, economic and regulatory conditions are forward-looking statements.

Forward-looking statements are sometimes identified by words like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the proposed transactions, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transactions or may require conditions, limitations or restrictions in connection with such approvals; (2) the risk that the proposed transactions may not be completed on the terms or in the time frame expected, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transactions; (4) the occurrence of any event that could give rise to the termination of the proposed transactions, including under circumstances that require the Company to pay a reverse termination fee; (5) risks related to the acquisition of the acquired companies and the integration of the businesses and assets acquired; (6) the financial performance of  the acquired companies; (7) potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the proposed transactions; (8) the possibility that the anticipated operating results and other benefits of the proposed transactions are not realized when expected or at all; (9) local risks including proximate competition, potential competition, legislative risks and local relationships; (10) risks associated with increased leverage from the proposed transactions; (11) the inability of the Company to obtain financing for the proposed transactions; (12) uncertainty surrounding the ongoing COVID-19 outbreak and duration of time Twin River is required to close facilities, (13) customer responses when facilities are reopened, and (14) other risk factors as detailed under Part I. Item 1A. "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on March 13, 2020. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Investor Contact

Steve Capp
Executive Vice President and Chief Financial Officer
401-475-8564
InvestorRelations@twinriver.com

Media Contact

Liz Cohen / Connor Moriarty
Kekst CNC
212-521-4825 / 212-521-4833
Liz.Cohen@kekstcnc.com
Connor.Moriarty@kekstcnc.com

SOURCE Twin River Worldwide Holdings, Inc.